Frankfort First Bancorp, Inc.

For Immediate Release October 21, 2004
Contact:  Don Jennings, President, or Clay Hulette, Vice President
          (502)  223-1638
          216 West Main Street
          P.O. Box 535
          Frankfort, KY 40602

                 FRANKFORT FIRST BANCORP, INC. RELEASES EARNINGS

     Frankfort First Bancorp, Inc. (Nasdaq: FKKY), the holding company for First Federal Savings Bank of Frankfort, Kentucky, announced net earnings of $209,000 or $0.16 diluted earnings per share for the three month period ended September 30, 2004, compared to $251,000 or $0.19 diluted earnings per share for the three month period ended September 30, 2003. This results in a 15.8% decrease in diluted earnings per share for the period.

     Net earnings decreased by $42,000 or 16.7% from quarter to quarter largely due to an increase in general, administrative and other expense. Net interest income decreased by $19,000 or 2.4% for the three month period ended September 30, 2004 compared to the 2003 period. Other operating income increased $40,000 or 333.3%, as a result of earnings from Bank Owned Life Insurance purchased in April 2004. General, administrative and other expense increased by $94,000 or 22.2% quarter to quarter, largely due to lower deferred costs associated with a lower number of loans originated during the quarter just ended compared to last year's quarter. To a lesser extent benefit costs contributed to the overall increase.

     At September 30, 2004, the Company reported its book value per share as $13.74 compared to $13.83 at June 30, 2004.

     On July 16, 2004, Frankfort First Bancorp, Inc. announced that it had executed a definitive agreement with First Federal Savings and Loan Association of Hazard, Kentucky pursuant to which First Federal Savings and Loan Association of Hazard will reorganize into a mutual holding company in order to acquire Frankfort First Bancorp for $23.50 per share of outstanding Frankfort First Bancorp common stock. This transaction is expected to close in the first calendar quarter of 2005.

     The proposed acquisition will be submitted to Frankfort First Bancorp's stockholders for their consideration. Kentucky First Federal Bancorp, Inc., the new mid-tier holding company to be formed by First Federal in the reorganization, will be filing a registration statement, including a prospectus, and will be filing other relevant documents concerning the reorganization and the merger; and Frankfort First Bancorp will be filing a proxy statement and other relevant documents concerning the merger, with the United States Securities and Exchange Commission (the "SEC").

     We urge potential investors to read the registration statement and the prospectus and Frankfort First Bancorp stockholders to read the Frankfort First Bancorp proxy statement which will be filed with the SEC, because they will contain important additional information. After the documents are filed with the SEC interested parties will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov). When the documents are finalized, copies of the prospectus will be sent to First Federal Savings and Loan Association of Hazard's members and the proxy statement to Frankfort First Bancorp's stockholders. Copies of the proxy statement can be obtained, without charge, from the Investor Relations Department at Frankfort First Bancorp, Inc., 216 West Main Street, P.O. Box 535, Frankfort, Kentucky 40602. Copies of the prospectus can be obtained, without charge, from the Secretary of First Federal Savings and Loan Association of Hazard, 479 Main Street, P.O. Box 1069, Hazard, Kentucky 41702.


     The directors, executive officers, and certain other members of management of Frankfort First Bancorp, Inc. may be soliciting proxies in favor of the merger from the Frankfort First Bancorp, Inc. stockholders. For information about these directors, executive officers, and members of management, stockholders are asked to refer to the most recent proxy statement filed by Frankfort First Bancorp, Inc. with the SEC on Schedule 14A. Additional information about the interest of those participants may be obtained from reading the definitive proxy statement regarding the proposed merger when it becomes available.

     This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

     First Federal Savings Bank of Frankfort operates three offices in Frankfort, Kentucky. Frankfort First Bancorp, Inc. shares are traded on the Nasdaq National Market under the symbol FKKY. At September 30, 2004 the Company had approximately 1,267,000 shares outstanding.



     SUMMARY OF FINANCIAL HIGHLIGHTS

     CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                    September 30,         June 30,
                                                         2004               2004
                                                  -----------------  ------------------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                      (UNAUDITED)      (AUDITED)

Assets
     Cash and Cash Equivalents                       $     1,708      $     1,122
     Investment Securities                                 4,606            4,858
     Loans Receivable, net                               123,743          125,262
     Other Assets                                          7,062            6,876
                                                     ------------     ------------
          Total Assets                               $   137,119      $   138,118
                                                     ============     ============

Liabilities
     Deposits                                        $    74,339      $    75,025
     FHLB Advances                                        43,444           43,718
     Other Liabilities                                     1,927            1,861
                                                     ------------     ------------
        Total Liabilities                                119,710          120,604

Shareholders' Equity                                      17,409           17,514
                                                     ------------     ------------

Total Liabilities and Equity                         $   137,119      $   138,118
                                                     ============     ============

Book Value Per Share                                 $     13.74      $     13.83
                                                     ============     ============



     CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                                     Three months ended September 30,
                                                           2004          2003
                                                  -------------------------------------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                              (UNAUDITED)

     Interest Income                                     $ 1,841        $ 1,963
     Interest Expense                                      1,069          1,172
                                                        ---------       --------
     Net Interest Income                                     772            791

     Provision for Losses on Loans                            --             --
     Other Operating Income                                   52             12
     General, Administrative, and Other Expense              517            423
                                                        ---------       --------
     Earnings Before Federal Income Taxes                    307            380
     Federal Income Taxes                                     98            129
                                                        ---------       --------
     Net Earnings                                        $   209        $   251
                                                        =========       ========

     Basic Earnings Per Share                            $  0.17        $  0.20
     Diluted Earnings Per Share                          $  0.16        $  0.19
     Dividends Per Share                                 $  0.28        $  0.28
